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                                                                    Exhibit 10.7


                                    L E A S E

      THIS LEASE is entered into by and between VICTORIA S. TARSAGIAN (hereinafter the "Landlord") and WEB SERVICES INTERNATIONAL, INC.

(hereinafter the "Tenant").

      IT IS MUTUALLY covenanted and agreed by and between the parties as follows:

1.    DEFINITIONS AND CONSTRUCTION.

      1.01. For the purposes of this lease, the following words and phrases are defined as set forth below -

      THE BUILDING:    the building at 809 Aquidneck Avenue, Middletown,
                       Rhode Island, within which the Leased Premises are situated.

      LEASED PREMISES: the premises described as follows:

                       approximately 3,200 square feet of office space located on the first floor of the east wing of the Building together with the right in common with the other Tenants of the Building to use the common areas of the Building and the parking spaces allocated to the Building.

      TENANT:          see introduction.

      PROPERTY TAXES:  All real property taxes and other assessments
                       (including taxes and other assessments by any water, sewer, fire or other special district) of every nature and description whether general or special payable by the Landlord with respect to the Leased Premises.

      1.02. The word "person refers to partnerships (including limited partnerships), corporations, trusts and other legal entities, as well as natural persons. The title of this Lease, as well as the paragraph and subparagraph titles, are for convenience of reference only and will not be considered in the interpretation or construction of any of the provisions hereof. Words in the singular may be construed to include the plural, and vice versa, as the context may require. Any consent, approval or acceptance required or permitted to be given by a party to this Lease will be in writing and will not be unreasonably withheld or delayed. Any notice required or permitted to
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be given by a party to this Lease will be in writing and will be given within the time provided for herein.

2.    LEASING.

      The Landlord demises and leases to the Tenant and the Tenant leases and takes from the Landlord the Leased Premises.

3.    TERM.

      The initial Term of this Lease shall be five (5) years beginning on October 1, 1996, and ending on September 30, 2001.

4.    RENT.

      From October 1, 1996, to September 30, 1999, the Tenant will pay to the Landlord, at the address hereinafter specified, rent at the annual rate of THIRTY-FOUR THOUSAND TWO HUNDRED ($34,200.00) DOLLARS, in equal monthly installments of TWO THOUSAND EIGHT HUNDRED FIFTY AND 00/100 ($2,850.00) DOLLARS each, payable in advance on the first business day of each month.

      From October 1, 1999, to September 30, 2000, the Tenant will pay to the Landlord, at the address hereinafter specified, rent at the annual rate of THIRTY-NINE THOUSAND ONE AND 00/100 ($39,000.00) DOLLARS in equal monthly installments of THREE THOUSAND TWO HUNDRED FIFTY AND 00/100 ($3,250.00) DOLLARS each payable in advance on the first business day of each month.

      A late charge of ONE HUNDRED AND 00/100 ($100.00) DOLLARS will be paid by Tenant for any month that Landlord does not receive the rent by the 10th of that month.

      The Landlord shall prior to the commencement of this Lease complete agreed upon renovations to the Leased Premises. Tenant shall pay to Landlord THIRTY-NINE THOUSAND


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AND 00/100 ($39,000.00) DOLLARS as its contribution to the cost of said agreed upon renovations. This amount shall be paid as follows: SIX THOUSAND FIVE HUNDRED AND 00/100 ($6,500.00) DOLLARS upon the execution of this Lease and THIRTY~--TWO THOUSAND FIVE HUNDRED AND 00/100 ($32,500.00) DOLLARS on or before October 1, 1996. Tenants shall not take possession of the Leased Premises until said THIRTY-NINE THOUSAND AND 00/100 ($39,000.00) DOLLARS has been paid to Landlord. As further consideration for the payment of the aforesaid THIRTY-NINE THOUSAND AND 00/100 ($39,000.00) DOLLARS, Tenant shall pay no rent during the Fifth (5th) year (October 1, 2000 to September 30, 2001) of this Lease, but shall pay its share of common area maintenance in accordance with Paragraph 5 of this Lease and of property taxes in accordance with Paragraph 29 of this Lease.

5.    ADDITIONAL RENT FOR COMMON AREA MAINTENANCE.

      In addition to the rent payable in accordance with Paragraph 4 hereinabove, Tenant shall pay as additional rent twenty-five (25%) percent of the operating expenses of the common areas of the Building incurred by Landlord. The common area operating expenses shall be defined as the following:

            (a) Janitorial expenses for maintenance of the common areas of the
                Building, including the common bathrooms;

            (b) Electricity and heat expenses for the common areas;

            (c) Snow and ice removal from the parking areas being used by the
                Tenants of the Building;

            (d) Lawn care and landscaping expenses;

            (e) Rental of dumpsters for trash and costs of trash removal; and


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            (f) Cleaning of outside windows of the Building.

      Tenant, during the initial term of this Lease, shall pay TWO HUNDRED THIRTY ($230.00) DOLLARS per month as its estimated share of the common area expenses which payment shall be due on the first of each month commencing October 1, 1996. Every six (6) months beginning April 1, 1 997, Landlord shall deliver to Tenant a reasonably detailed statement setting forth the actual common area expenses for the prior six (6) months. If Tenant's monthly estimated payments shall be less than. the amount set forth in such statement, Tenant shall pay the balance shown on such statement to Landlord within twenty-five
(25) days of receipt of such statement. If Tenant shall have paid more than the amount set forth in such statement, Landlord shall credit such amount against future payments of additional rent.

6.    PERMITTED USE; COMPLIANCE WITH LAWS, ETC.

      The Tenant will use the Leased Premises solely for the following purposes:
OFFICE SPACE. The Tenant will promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of federal, state, city and town governments and all other governmental authorities or any national or local Board of Fire Insurance Underwriters affecting the Leased Premises or the Tenant's use thereof. The Tenant will indemnify and hold harmless the Landlord from and against any and all penalties or damages charged to or imposed upon it or for any violation of any such laws, ordinances, rules or regulations. The Tenant will not use, or permit the use of, the Leased Premises for any purpose which would cause the premiums on the Landlord's fire and casualty insurance to be increased or create a forfeiture or prevent renewal of such insurance. The Tenant will not use, or permit the use of, the Leased Premises for any improper, offensive or unlawful purpose. The Tenant will not use the parking area for the storage of unregistered cars, junk cars or boats.


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7.    REPAIRS AND MAINTENANCE.

      7.01. The Landlord will maintain all structural portions of the building at its expense during the term of this Lease, and shall replace any fixtures, air conditioners, and heating equipment requiring replacement.

      7.02. Tenant shall, at its own expense, keep and maintain the interior part of the Leased Premises including normal maintenance of fixtures, replacement of broken glass and electric light bulbs used for lighting fixtures, normal maintenance of air conditioning and heating systems including such items as annual adjustments, recharging of the air-conditioning system and filters. Landlord will pay for replacement and/or repair of the heating and air-conditioning systems.

      7.03. Tenant shall furnish all necessary janitorial and maintenance service and supplies necessary to keep the demised premises in suitable condition for the purposes specified during the term of this Lease. It shall pay in proper time all charges for electricity, heating and power used on the demised premises. The Tenant shall maintain minimum heat of 45 degrees.

      7.04. Landlord shall maintain the walls, roofs, sidewalk, parking area, driveways, and alleys, outside plumbing, gutters and other exterior areas of the building; however, Landlord shall not be responsible for the maintenance and repairs as aforesaid if the said maintenance and/or repairs is occasioned by damage which is attributable to the Tenant, its officers, agents or servants.

8.    ALTERATIONS AND IMPROVEMENTS.

      The Tenant may make any alterations or improvements to the Leased Premises which do not materially impair or diminish the rental value of the Leased Premises and the Building. All alterations and improvements will be subject to the Landlord's prior approval of plans and


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specifications and such reasonable conditions (affecting, among other things, the obtaining of required permits and authorizations, the selection of an architect or engineer, the prompt completion of the alteration or improvement, the payment for labor and materials supplied in connection with the same, evidence of contractor's insurance, and contractor's performance and payment bond) as the Landlord deems appropriate. All alterations and improvements will become the property of the Landlord.

9.    TENANT'S TRADE FIXTURES.

      The Tenant may install Tenant's Trade Fixtures in the Leased Premises provided that the same will not materially impair or diminish the rental value of the Leased Premises. Tenant's Trade Fixtures will, notwithstanding the manner of their installation, remain the property of the Tenant and will be removed by the Tenant upon the termination of this Lease. The Tenant will repair any damage to the Leased Premises occasioned by the removal of the Tenant's Trade Fixtures. Any of Tenant's Trade Fixtures left on the Leased Premises upon the termination of this Lease, at the election of the Landlord, may be (i) removed at the Tenant's expense and sold, stored or discarded, or (ii) deemed to have been abandoned and to be the property of the Landlord.

10.   PUBLIC LIABILITY INSURANCE; INDEMNITY.

      10.01. The Tenant will obtain and pay for general comprehensive public liability insurance insuring the Landlord and the Tenant against loss from and liability for damages on account of loss or injury suffered by any person or property within or upon the Leased Premises, the coverage and protection of such insurance to be in the amount of $1,000,000.00. Limits of such liability insurance will be reviewed annually and increased if independent insurance advisors selected by the Landlord so advise.


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      10.02. The Tenant will indemnify and hold harmless the Landlord from and against all loss, cost or damage (including reasonable attorneys' fees) sustained by the Landlord on account of: (i) damage to property or injury to persons resulting from any accident or other occurrence on or about the Leased Premises, (ii) damage to property or injury to persons resulting from activities of the Tenant on or about the Leased Premises -or elsewhere, or (iii) the Tenant's failure to perform or fulfill any term, condition or agreement contained or referred to herein on the part of the Tenant to be performed or fulfilled.

11.   FIRE OR OTHER CASUALTY WAIVER OF SUBROGATION; TENANT'S PROPERTY.

      11.01. If the Building or the Leased Premises or any part thereof are damaged by fire or other casualty, the Landlord will forthwith commence and continue with all reasonable diligence the repair of the same, provided, however, that if the Landlord so elects then upon notice given to the Tenant not later than 30 days after the casualty, the Landlord may terminate this Lease as of the date of the casualty and a proportionate part of the rent paid in advance will be repaid to the Tenant. If the repair of the damage to the Leased Premises is expected to require more than 90 days from the date of the casualty and the Tenant will be deprived of substantially all beneficial use of the Leased Premises during that time, then upon notice given to the Landlord not later than 30 days after the casualty, the Tenant may terminate this Lease as of the date of the casualty and a proportionate part of the rent paid in advance will be repaid to the Tenant. Until the Leased Premises are restored by the Landlord, there will be an equitable adjustment of rent.

      11.02. Each party will cause each fire or other casualty insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. If any such insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an


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additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance will notify the other party of this fact. The other party will have a period of 10 days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

      11.03. The risk of loss of or damage to property of the Tenant on or about the Leased Premises will be borne solely by the Tenant and neither the Landlord not any other tenant will have any liability for loss thereof or damage thereto.

12.   INSURANCE POLICIES.

      All insurance required under this Lease will be issued by companies satisfactory to the Landlord. Each such policy will contain a provision that no act or omission of the Tenant will affect or limit the obligation of the insurer to pay on behalf of the Landlord. the amount of the loss sustained by, or claim made against, the Landlord, and, to the extent obtainable, will. contain an agreement by the insurer that such policy will not be canceled without at least 20 days' prior written notice to the Landlord.

13.   SUBORDINATION.

      This Lease will be subject and subordinate to any mortgage of the Building now of record or recorded after the date hereof. Such subordination is effective without any further act of the Tenant and the Tenant will from time to time on request from the Landlord execute and deliver


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any instruments that may be required by any lender to effect the subordination provided for herein. If the Tenant fails to execute and deliver any such instrument, the Tenant irrevocably appoints the Landlord, with full power of substitution, the Tenant's attorney-in-fact to -execute and deliver any such instrument.

14.   CONDEMNATION.

      If the Building is taken in condemnation proceedings or by exercise of any right of eminent domain, the Landlord will be entitled to collect from the condemnor the entire award that may be made in any such proceeding without deduction therefrom for any interest of the Tenant under this Lease (except such portion of any award as is specifically made for the Tenant's moving expenses) and this Lease will terminate as of the date of the taking.

15.   ASSIGNMENTS AND SUBLEASES.

The Tenant will not assign or encumber its interest in this Lease or in the Leased Premises, or sublease all or any part of the Leased Premises, or allow any other person, firm or corporation (except the Tenant's authorized representatives) to occupy or use all or any part of the Leased Premises, without first obtaining the Landlord's written consent. Any assignment, encumbrance or sublease without the Landlord's consent will be voidable and, at the Landlord's election, will constitute a default under this Lease. No permitted assignment or subleasing will in any way affect or reduce any of the obligations of the Tenant under this Lease.

16.   DEFAULT AND REMEDIES.

      16.01. The Tenant will be in default under this Lease upon the occurrence of any of the following events or conditions as to the Tenant or any guarantor of the Tenant's obligations hereunder: (i) the Tenant's failure to pay rent or make the other payments at the times and in the manner provided for herein, such failure having continued for a period of 5 days (no notice of


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such non-payment being required to be given by the Landlord); (ii) the Tenant's failure to perform or fulfill any other term, condition or agreement contained or referred to herein, on the part of the Tenant to be performed or fulfilled, such failure having continued (no reasonable efforts having been made by the Tenant to correct the same) for a period of 15 days after notice thereof shall have been given by the Landlord to the Tenant; (iii) the Tenant's or any guarantor's being adjudged, bankrupt or insolvent, or voluntarily or involuntarily taking advantage of any of the provisions of the Bankruptcy Act, or making a general assignment for the benefit of creditors, or a permanent receiver being appointed for its property and estate or of any part thereof, or the leasehold interest hereby created being levied upon by execution or taken by process of law; (iv) the dissolution of the Tenant or any guarantor of the Tenant's obligations hereunder; or (v) the Tenant's vacating the Leased Premises for 15 consecutive days.

      16.02. In the event of default, it will be lawful for the Landlord thereupon, or at any time thereafter, at the Landlord's option, and with or without process of law, to terminate this Lease and to enter upon t he Leased Premises and to expel the Tenant and those claiming under the Tenant, without being guilty of any manner of trespass, and thenceforth peacefully and quietly hold and enjoy the Leased Premises as if this Lease had not been made; without prejudice, however, to any right to sue for and recover any rent and other sums then due under this Lease, or to any claim for damages or right of action or remedy for preceding breach of any covenant, agreement or condition herein contained which the Landlord might otherwise have or use.

      16.03. In case of entry and termination of the Lease as hereinabove provided, the Tenant will pay to the Landlord as damages for the Tenant's breach of the lease the amount by which the rent provided for the remainder of the term exceeds the fair rental value of the Leased Premises for the remainder of the term.


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      16.04. Or, in the event of default, alternatively, at the Landlord's option, the Landlord may enter upon the Leased Premises as the agent of the Tenant, and if the Landlord desires, expel the Tenant and those claiming under the Tenant, without being guilty of any manner of trespass, and may rent the Leased Premises as such agent, applying the net proceeds of such rentals on account of the rent and other sums due from the Tenant, holding the Tenant liable for any deficiency, and accounting to the Tenant for any surplus.

      16.05. In the event of default, this Lease will not, except at the option of the Landlord, continue for the benefit of any attaching creditor, assignee for the benefit of creditors, permanent receiver, or trustee in bankruptcy.

      16.06. In the event of default, in addition to any other sums due to the Landlord hereunder, the Tenant will pay the Landlord's reasonable attorneys' fees and all other expenses incurred in connection with enforcing its rights hereunder.

17.   OTHER RIGHTS AND RESPONSIBILITIES OF LANDLORD; SERVICES AND UTILITIES.

      17.01. The Landlord and its authorized representatives will have the right to enter the Leased Premises at all reasonable times for any of the following purposes: (i) to determine whether the Leased Premises are in good condition and whether the Tenant is complying with its obligations under this Lease; (ii) to give any notice required or permitted to be given to the Tenant hereunder; (iii) to post "For Sale" or "For Lease" signs during the last three (3) months of the term or during any period while the Tenant is in default; (iv) to show the Leased Premises to prospective brokers, agents, buyers, or tenants during the last three (3) months of the term or during any period while the Tenant is in default; or (v) to do any necessary maintenance and to make any restoration or repairs to the Leased Premises or the Building.


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      17.02. The Landlord will have the right to relocate or change any common facility in the Building and any parking area adjacent thereto provided that comparable facilities are provided.

      17.03. The Landlord will have the right to close doors, entryways and common areas for the purpose of repairing, maintaining or altering the same so long as reasonable access to the Leased Premises is provided.

18.   SURRENDER; HOLDOVER.

      18.01. At the termination of this Lease, the Tenant will peaceably surrender the Leased Premises in good order, condition and repair, excepting reasonable wear and tear and excepting damage by fire or other casualty which has been insured against.

      18.02. If the Tenant remains in possession of the Leased Premises after the expiration of the term of this Lease and continues to pay rent without any express agreement as to holding over, the Landlord's acceptance of rent will be deemed an acknowledgment of the Tenant's holding over upon a month-to-month tenancy, subject, however, to all of the terms and conditions of this Lease except as to the term hereof and any option to renew the term. 18.03. If the Tenant remains in possession of the Leased Premises after the expiration of the term of this Lease, whether as a month-to-month tenant pursuant to Paragraph
18.02 or otherwise, and the Landlord at any time declines to accept the rent at the rate specified herein, the Tenant's holding over thereafter will be deemed to be as a tenant at sufferance. The Tenant will nevertheless be subject to all of the terms and conditions of this Lease except as to the term hereof and any option to renew the term and except that the tenant will pay a monthly rent double the amount otherwise due hereunder and will pay all loss, cost or damage (including attorneys' fees) sustained by the Landlord on account of such holding over.

19.   QUIET ENJOYMENT.


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      Upon paying the rent and all other payments required to be made by the
Tenant hereunder, and upon the Tenant's performing and fulfilling all terms, conditions or agreements on its part to be performed and fulfilled, the Tenant will quietly have and enjoy the Leased Premises during the term of this Lease without lawful hindrance by any person claiming by, through or under the Landlord.

20.   WAIVERS.

      The failure of the Landlord to insist in any one or more instances upon the strict and literal performance of any of the agreements, terms, or conditions of this Lease or to exercise any option of the Landlord herein contained, will not be construed as a waiver for the future of such term, condition, agreement or option. The receipt by the Landlord of rent with knowledge of the breach of any term, condition, or agreement will not be deemed to be a waiver of such breach. The receipt by the Landlord of rent after the giving of any notice required to be given to the Tenant by law or by the terms of this Lease will not in any way affect the operation of such notice.

21.   NOTICES.

      No notice, approval, consent or other communication permitted or required to be given by this Lease will be effective unless the same is sent postage prepaid, by United States registered or certified mail, return receipt requested, to the other party at the following addresses:

            If to the Landlord:     VICTORIA S. TARSAGIAN
                                    74 TAYLOR ROAD
                                    PORTSMOUTH, RI 02871

            If to the Tenant:       WEB SERVICES INTERNATIONAL, INC.
                                    WILLIAM FINK, PRESIDENT
                                    809 AQUIDNECK AVENUE
                                    MIDDLETOWN, RI 02842

or to such other address as either party may designate by notice to the other party.


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22.   GOVERNING LAW.

      This Lease and the performance thereof will be governed, interpreted, construed and regulated by the laws of the State of Rhode Island.

23.   SUCCESSORS AND ASSIGNS.

      This Lease will bind and entire to the benefit of the parties hereto and their respective successors and permitted assigns. References herein to the parties will be deemed to include their respective successors and permitted assigns.

24.   ENTIRE AGREEMENT.

      This Lease contains all of the agreements of the parties and may not be modified or amended except by written agreement.

25.   TENANTS' RULES AND REGULATIONS.

      The Tenant will comply with rules and regulations governing the use of the Building. The Landlord will have the right from time to time to alter or amend the same. Upon delivery of a copy of the rules and regulations to the Tenant, the Tenant will become bound by them and will comply with the same. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease will prevail. The Landlord will not be liable to the Tenant for violation of any rules and regulations by other tenants.

26.   SECURITY DEPOSIT.

      As additional security for the fall and prompt performance by the Tenant of all of the Tenant's obligations hereunder, the Tenant has upon execution of this Lease paid to the Landlord a security deposit in the amount of TWO THOUSAND EIGHT HUNDRED FIFTY AND 00/100 ($2,850.00) DOLLARS, which amount may be applied by the Landlord for the purpose of curing any default or defaults of the Tenant under this Lease. If the Tenant has not defaulted


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hereunder or if Landlord has not applied the security deposit to any default, then the security deposit or any portion thereof not so applied by the Landlord will be paid to the Tenant at the termination of this Lease. In the event that the Landlord expends any part of the security deposit for the purpose of curing any such default and notifies the Tenant of such application, the Tenant will promptly pay Landlord the portion of the security deposit so used. The Landlord will neither be required to pay interest on the security deposit nor to segregate it or treat the security deposit as a trust fund.

27.   HAZARDOUS WASTE CLAUSE.

      27.01. The Tenant shall provide the Landlord with a list of any and all materials of whatever nature and form which constitutes a hazardous waste as defined in Rhode Island General Laws Title 23, Chapter 19.1 at sect. seq. or any other local or federal code, law, provision, regulation or enactment.

      27.02. The Tenant shall provide the Landlord with written notification within five (5) calendar days of the addition of any hazardous wastes being handled or otherwise possessed by the Tenant which have not been previously identified in the listing provided in paragraph 27.01.

      27.03. The Tenant shall not discharge, dispose or destroy any materials constituting hazardous waste on the leased properties or any of the adjacent properties associated therewith, in violation of any local, state or federal code, law, provision, regulation or. enactment.

      27.04. The Tenant will dispose of any and all hazardous waste as previously defined in fall compliance with any and all local, state or federal codes, laws, provisions, regulations or enactments.


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      27.05. The Tenant shall provide the Landlord with an original duplicate of any and all manifests required by local, state or federal code, law, regulation, provision or enactment for the disposal of any hazardous waste or waste materials.

      27.06. The Tenant shall do nothing to cause the seizure and forfeiture of the leased properties or any of the property as a whole of which the leased property is a part. In the event that Tenant shall do so, Tenant shall be fully liable to the Landlord for any and all losses sustained, including but not limited to diminution in the property value of said property, legal fees incurred by the Landlord, and the value of the property as a whole, together with any fees, fines, penalties, or damages sustained by the Landlord.

      27.07. (i) The Tenant shall do nothing to cause the issuance of Notice of Violation as set forth in R.I.G.L. Section 23-19.1-33; (ii) the Tenant shall be liable for any diminution of the property value caused to the Leased Premises or the aggregate of the property which is effected by the recording of a Notice of Violation in the Land Evidence Records; and (iii) the Tenant shall make every effort and take every measure necessary to have the Notice of Violation rescinded from the Land Evidence Records as allowed by law.

      27.08. Indemnification. Tenant shall indemnify the Landlord for any and all damages, assessments, legal fees, restoration costs, penalties, or other legal remedies for which Lessor may be or become liable on or answerable to because of Tenant's actions under any local, state or federal code, law, provision, regulation or enactment regarding hazardous waste.

28.   SIGNS.

      The Tenant shall not place any signs on the Building. The Landlord will erect a sign in the front of the Building, and the Tenant shall be entitled to use of twenty (20%) percent of this sign for purposes of identification of the business being conducted at the Leased Premises.


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29.   ADDITIONAL RENT.

      As additional rent during the extended terms of this Lease, the Tenant will pay its proportionate share of increases in Property Taxes (whether the increase is a result from an increase in rate or an increase in valuation, or both), in excess of those Property Taxes payable with respect to or during the base expense year, which for the purposes of this Lease is defined as the 1997 fiscal year of the Town of Middletown, Rhode Island. The Tenant's proportionate share will be twenty-five (25%) percent the increases in Property Taxes attributable to the building at 809 Aquidneck Avenue, Middletown, Rhode Island, and twenty-one and one-half (21.5%) percent of the increases in Property Taxes attributable to the land known as Assessor's Lot 504 on Assessor's Plat 114 of the Town of Middletown which Assessor's Lot contains both the building at 811 Aquidneck Avenue and the building at 809 Aquidneck Avenue. Said additional rent shall be payable by Tenant to Landlord within thirty (30) days of Tenants receiving a statement from Landlord of such additional rent due as a result of increases in the Property Taxes. If the Tax Assessor of the Town of Middletown does not assess the two (2) buildings on Assessor's Lot 504 separately, the increases in property taxes for the building at 809 Aquidneck Avenue will be calculated upon eighty (80%) percent of the increases for the total value of both buildings on Assessor's Lot 504.

      IN WITNESS WHEREOF, the Landlord and Tenant have executed this instrument this 29th day of JULY, 1996.

In presence of::


_________________________________         ___________________________________
WITNESS                                   VICTORIA S. TARSAGIAN
                                          Landlord



_________________________________         WEB SERVICES INTERNATIONAL INC.
WITNESS                                   Tenant



                                           BY:_______________________________
                                             WILLIAM FINK, PRESIDENT



_________________________________          BY:_______________________________
WITNESS                                      KEVIN HIGH, VICE PRESIDENT

STATE OF RHODE ISLAND
COUNTY OF NEWPORT

      In Middletown, RI on this 20th day of JULY, 1996, before me personally appeared VICTORIA S. TARSAGIAN to me known and known by me to be the party executing the foregoing instrument and her acknowledged said instrument by her executed to be her free act and deed.


                                           ________________________________
                                           Notary Public
                                           Commission Expire

STATE OF RHODE ISLAND
COUNTY OF NEWPORT

In Middletown, RI on this 29th day of JULY, 1996, before me personally appeared WILLIAM FINK in his capacity as PRESIDENT and KEVIN HIGH in his capacity as VICE PRESIDENT of WEB SERVICES INTERNATIONAL, INC., and to me known and known by me to be the parties executing the foregoing instrument and they acknowledged said instrument by them executed to be their free acts and deeds, in their said capacities and the free act and deed of WEB SERVICES INTERNATAONAL, INC.

                                           _____________________________
                                           Notary Public
                                           Commission Expire


                                      -19-